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Exhibit 5.1

Deborah J. Long
Senior Vice President, Secretary
and General Counsel
Direct Dial: 205.268.3885
Facsimile Number: 205.268.3597
Toll Free Number: 800.627.0220
e-mail: Debbie.Long@protective.com

October 21, 2004

Protective Life Corporation
P.O. Box 2606
Birmingham, Alabama 35202

  Re:
  Protective Life Corporation—4.875% Senior Notes
  Due November 1, 2014, in the principal amount of $150,000,000

Ladies and Gentlemen:

        As General Counsel of Protective Life Corporation, a Delaware corporation (the "Company"), I am delivering this opinion in connection with the issuance and sale by the Company of its 4.875% Senior Notes due November 1, 2014 (the "Notes") in an aggregate principal amount of $150,000,000 pursuant to the Underwriting Agreement, dated as of October 14, 2004 (the "Underwriting Agreement") and the Pricing Agreement, dated as of October 14, 2004 (the "Pricing Agreement"), each among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc. as representatives of the several Underwriters, and the Company.

        I or attorneys in whom I have confidence working under my supervision have examined (a) the Registration Statement on Form S-3 (Registration No. 333-105003) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the Prospectus, dated May 9, 2003 contained therein (the "Prospectus"), as supplemented by the final Prospectus Supplement, dated October 14, 2004, each in the form filed pursuant to Rule 424(b) of the General Rules and Regulations under the Act, relating to the Notes (the "Prospectus Supplement"), (b) the Senior Indenture, dated as of June 1, 1994, from the Company to The Bank of New York, as trustee (the "Trustee"), Supplemental Indenture No. 1, dated July 1, 1994, Supplemental Indenture No. 2, dated as of August 1, 1996, Supplemental Indenture No. 3, dated as of September 15, 1996, Supplemental Indenture No. 4, dated as of November 15, 1996, Supplemental Indenture No. 5, dated as of December 1, 1996, Supplemental Indenture No. 6, dated as of March 20, 2000, Supplemental Indenture No. 7, dated as of December 20, 2000, Supplemental Indenture No. 8, dated as of February 28, 2001, Supplemental Indenture No. 9, dated as of May 23, 2003 and Supplemental Indenture No. 10, dated as of October 14, 2004, from the Company to the Trustee (such indenture, as so supplemented, the "Indenture"), (c) the Notes to be issued pursuant to the Indenture, (d) the Company's certificate of incorporation, by-laws and resolutions and (e) such other agreements, documents, certificates and matters of fact and law that I deem necessary in order to render this opinion.

        Subject to the limitations set forth herein, I am of the following opinion:

        The Notes have been duly authorized, issued, executed, authenticated and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles (regardless of whether considered in a proceeding at law or in equity).

        My opinion expressed above is limited to the laws of the State of Alabama, the Delaware General Corporation Law, and the federal laws of the United States of America.

        I hereby consent to the filing of this opinion as an Exhibit to the Company's Current Report on Form 8-K and its incorporation by reference into the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ DEBORAH J. LONG
Deborah J. Long Senior Vice President, Secretary and General Counsel

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  Exhibit 5.1